UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): April 28, 2005

BRISTOL-MYERS SQUIBB COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-1136	22-079-0350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

345 Park Avenue

New York, NY, 10154

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (212) 546-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On April 28, 2005, Bristol-Myers Squibb Company filed a Form 8-K furnishing its press release that announced the company’s financial results for the first quarter of 2005. Also furnished as Exhibit 99.2 was supplemental information posted on the Bristol-Myers Squibb Company’s website at www.bms.com. This supplemental information has been revised to reflect a reduction in pre-tax earnings by $110 million, reflecting litigation reserves for previously disclosed matters recorded after the issuance of the press release. The previously disclosed matters are wholesaler inventory and certain other accounting matters. The revised supplemental information is furnished and incorporated by reference as Exhibit 99.2 to this Form 8-K/A.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit 99.2 – Certain supplemental information posted on Bristol-Myers Squibb Company’s website at www.bms.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bristol-Myers Squibb Company

Date: May 9, 2005

	By:	/s/ Sandra Leung
	Name:	Sandra Leung
	Title:	Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.2	Certain supplemental information posted on Bristol-Myers Squibb Company’s website on www.bms.com.